SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  Tiffany & Co.
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                       13-3228013
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)


                                727 Fifth Avenue
                            New York, New York 10022
   (Address, including zip code, of Registrant's principal executive offices)

                          1998 Employee Incentive Plan
                            (Full title of the Plan)

                             Patrick B. Dorsey, Esq.
                     Senior Vice President - General Counsel
                                  Tiffany & Co.
                                727 Fifth Avenue
                            New York, New York 10022
                     (Name and Address of Agent for Service)

                                 (212) 755-8000
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

=========================== ======================== ========================= ======================== =========================
                                                             Proposed                  Proposed                 Amount of
   Title of  Securities           Amount to be           Maximum Offering         Maximum  Aggregate          Registration
     to be Registered           Registered (1)(3)       Price Per Share (2)       Offering Price (2)               Fee
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------
       Common Stock                 4,000,000               $43.4550                $173,820,000.00           $14,062.04
=========================== ======================== ========================= ======================== =========================

(1) This number represents an increase in the number of shares authorized under the 1998 Employee Incentive Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 1998 Employee Incentive Plan.


(2) Estimated in accordance with Rule 457 (c) solely for the purpose of determining the registration fee, computed on the basis of the average of the high and low sales price for the Registrant's Common Stock reported on the New York Exchange on December 15, 2003, a date within five days prior to the date of filing of this Registration Statement.


(3) This registration statement also registers any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, split-up, reclassification and/or other similar event effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES

        This Registration is being filed to register an additional 4,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") of Tiffany & Co. (the "Registrant") as a result of an increase in the number of shares of Common Stock issuable under the Registrant's 1998 Employee Incentive Plan, as amended (the "Plan"). We previously filed Registration Statements on Form S-8 with the Securities and Exchange Commission (SEC File Nos. 333-67723, 333-85201, and 333-43978) on November 23, 1998, August 13, 1999 and August 17, 2000,
respectively, in connection with the Plan. Accordingly, the contents of our previously filed Form S-8s, including any subsequently filed periodic reports, are hereby incorporated by reference. This incorporation by reference is made pursuant to General Instruction E on Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

Item 3.        Incorporation of Certain Documents by Reference

        The following document filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), is incorporated by reference herein pursuant to Instruction E of Form S-8, and shall be deemed to be a part hereof: the Registrant's Annual Report on Form 10-K filed with the Commission for the fiscal year ended January 31, 2003 .

        All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement.

Item 5.        Interests of Named Experts and Counsel

        The legality of the shares of Common Stock being offered hereby has been passed upon by Patrick B. Dorsey, Senior Vice President, General Counsel and Secretary of the Registrant. As of the date of this Registration Statement, Mr. Dorsey owned 11,200 shares of Common Stock and options to purchase up to 319,000 additional shares, of which options to acquire 208,750 shares are presently exercisable.

Item 8.        Exhibits

        See Index to Exhibits on page 7.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 20th day of November 2003.

                              TIFFANY & CO.
                              (Registrant)



                           By: /s/ Michael J. Kowalski
                               ---------------------------------
                               Michael J. Kowalski
                              (Chief Executive Officer)

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints MICHAEL J. KOWALSKI, JAMES N. FERNANDEZ and PATRICK B. DORSEY his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments to the Registration Statement, including pre-effective and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                       Title                           Date
---------                                       -----                           ----

/s/ Michael J. Kowalski
_________________________________         Chairman of the Board and             November 20, 2003
Michael J. Kowalski                       Chief Executive Officer
                                          (principal executive officer)
                                          (director)


/s/ James N. Fernandez
_________________________________         Executive Vice President and          November 20, 2003
James N. Fernandez                        Chief Financial Officer
                                          (principal financial officer)

                                                                                           Page 4

/s/ Warren S. Feld
_________________________________         Vice President - Controller           November 20, 2003
Warren S. Feld                            (principal accounting officer)


/s/ William R. Chaney
_________________________________         Director                              November 20, 2003
William R. Chaney


/s/ Rose Marie Bravo
_________________________________         Director                              November 20, 2003
Rose Marie Bravo


/s/ Samuel L Hayes, III
_________________________________         Director                              November 20, 2003
Samuel L Hayes, III


/s/ Charles K. Marquis
_________________________________         Director                              November 20, 2003
Charles K. Marquis


/s/ J. Thomas Presby
_________________________________         Director                              November 20, 2003
J. Thomas Presby


/s/ James E. Quinn
_________________________________         President                             November 20, 2003
James E. Quinn                            (director)


/s/ William A. Shutzer
_________________________________         Director                              November 20, 2003
William A. Shutzer


/s/ Abby F. Kohnstamm
_________________________________         Director                              November 20, 2003
Abby F. Kohnstamm


                                  EXHIBIT INDEX


Each exhibit is listed according to the number assigned to it in the Exhibit Table of Item 601 of Regulation S-K. The exhibit numbers preceded by an asterisk (*) indicate exhibits physically filed with this Registration Statement. All other exhibit numbers indicate exhibits filed by incorporation by reference herein.


Exhibit Number                      Description                                   Page
--------------                      -----------                                   ----

     *5.1                  Opinion of counsel, including consent                   7-8

    *23.1                  Consent of Independent Accountants                        9

    *23.2                  Consent of counsel (included in Exhibit 5.1)

    *24.1                  Power of Attorney (included at page 3)


                                                                          Page 6